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                                                                     EXHIBIT j.3



LASALLE BANK NATIONAL ASSOCIATION
Global Securitization Trust Services

                                               Mailing Address:
                                               135 S. LaSalle Street, Suite 1625
                                               Chicago, IL  60603

                               CUSTODIAN AGREEMENT
                                DOMESTIC CUSTODY

         Agreement dated as of July 9, 2001 between LaSalle Bank National Association (the "Custodian") and Allied Capital Corporation the ("Customer").

For purposes of this agreement the term Business Day shall mean any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the city of Chicago are authorized or obligated by law to be closed.

         1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of the Customer which are delivered to and accepted by the Custodian (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition of a security entitlement (as that term is defined in the Illinois Uniform commercial Code ("UCC")) with respect thereto. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of the Customer ("Securities") and cash from whatever source and in whatever currency ("Cash"), so delivered to and accepted by the Custodian, provided that the Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property that the Custodian considers not to be appropriate or in proper form for deposit for any reason, in which event the Custodian shall promptly notify the Customer of such refusal. The Custodian shall not be responsible for any property of the Customer held or received by the Customer or others and not delivered to and accepted by the Custodian or any of its Sub-custodians (as that term is defined in Section 4 below) as hereinafter provided.

2. Custody Account. The Custodian agrees to establish and maintain one or more custody account(s) on its books in the name of the Customer (the "Account") for any and all Property consisting of Securities from time to time received and accepted by the Custodian or any of its Sub-custodians for the Customer. Such initial account(s) shall be listed on Exhibit A attached hereto, which list shall be updated and distributed to the Customer from time to time. Any and all Property consisting of Cash from time to time received and accepted by the Custodian or any of its Sub-custodians for the account of the Customer shall be credited to the Account on the books of the Custodian. The Customer acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of other persons, and warrants its authority to deposit in the Account, any Property received therefor by the Custodian or its Sub-custodian and to give, and authorize others to give, instructions relative thereto pursuant to the terms of this Agreement. The Customer further agrees that the Custodian shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Account, be affected by, any agreement between the Customer and any other person.





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         The Custodian shall hold, keep safe and protect as custodian for the
Account, on behalf of the Customer, all Property in the Account and to the extent such Property constitutes financial assets for purposes of the Illinois UCC, shall maintain those financial assets as security entitlements in favor of the Customer. Subject to the provisions of the next paragraph relating to Securities issued outside the United States and collections of income in a currency other than United States dollars, all transactions involving the Property shall be executed or settled solely in accordance with Instructions (as that term is defined in Section 9), except that until the Custodian receives Instructions to the contrary, the Custodian will:

         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the Account.

         (b) present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian is actually aware of such opportunities and credit the cash received to the Account;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves); and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for the Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;

         (d) execute in the Customer's name for the Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

         (e) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (d), including without limitation, affiliates of the Custodian or any Sub-custodian.

         (f) distribute cash received in the Account as Principal and Interest per the standing instructions attached hereto as Exhibit B unless otherwise instructed by the Customer.

         Notwithstanding any other provisions contained herein but subject to any Instructions to the contrary, the Customer agrees that all amounts of cash received in the Account will be disbursed per the standing instructions provided by the Customer attached hereto as Exhibit B on the next succeeding Business Day. The Customer can also instruct the Custodian to make one-time disbursements by providing Instructions in the form of Exhibit I attached hereto. The Custodian shall deliver, subject to Section 9 below, any and all Property in the Account in accordance with Instructions and, in connection therewith, the Customer will accept delivery of Securities of the same class and amount in place of those contained in the Account.

         3. Records, Ownership of Property and Statements. The ownership of the Property, whether maintained directly by the Custodian or indirectly through a Sub-custodian or a Securities System (as that term is defined in Section 4) in which the Custodian participates, shall



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be clearly recorded on the Custodian's books as belonging to the Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account. All accounts, books and records of the Custodian relating thereto shall be open, upon reasonable notice at its offices in Chicago, Illinois, from the Customer to the Custodian, to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer.

         Subject to the election of the Customer as hereinafter provided, the Custodian will supply to the Customer on a monthly basis, a statement in respect to any Property in the Account maintained by the Custodian or by a Sub-custodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the delivery thereof, the Customer shall be deemed to have approved such statement; and in such case or upon written approval of the Customer of any such statement, such statement shall be presumed to be correct for all purposes with respect to all information set forth therein. In addition, the Customer understands that it has the option to elect to participate in the Custodian's Trust Account Access (web) and OmniView Access products which can provide the Customer, on a daily basis, with the ability to view on-line or to print on hard copy (the "Electronic On-Line System"): (i) all transactions involving the delivery in and out of the Account on a free or payment basis; (ii) payments of principal and interest; (iii) pending transactions (excluding outgoing wires); and (iv) Securities in the Account together with market values thereof. To the extent that the Electronic On-Line System shall include market values of Securities in the Account, the Customer hereby acknowledges that the Custodian now obtains and will in the future obtain information on such values from outside sources which the Custodian deems to be reliable, and confirms that the Custodian does not verify nor represent or warrant either the accuracy or the completeness of any such information furnished or transacted by or through the Electronic On-Line System, and the Custodian shall be without liability in selecting and using such sources and furnishing any information derived therefrom.

         4.       Sub-custodians and Securities Systems.

         (a) The Customer authorizes and instructs the Custodian to maintain the Property in the Account directly in one of its branches or indirectly through custody accounts which have been established by the Custodian with the following other securities intermediaries: (a) another bank or trust company or branch thereof located within or outside of the United States (individually, a "Sub-custodian"), or (b) a securities depository or clearing agency or system in which the Custodian or Sub-custodian participates (individually, a "Securities System"). The Custodian shall select in its sole discretion the entity or entities in the custody of which any of the Securities may be so maintained or with which any Cash may be so deposited. The Custodian may, at any time in its discretion, upon written notification to the Customer, terminate the employment of any Sub-custodian or Securities System.

         5. Holding of Securities, Nominees, etc. Securities in the Account which are maintained by the Custodian or any Sub-custodian may be held directly by such entity in the name of the Customer or in bearer form or maintained, in the Custodian's or the Sub-custodian's own name, in the name of the Custodian's or Sub-custodian's nominee. Securities which are maintained through a Sub-custodian or are eligible for deposit in a Securities System as provided above may be maintained with the Sub-custodian or the Securities System in an account for the Custodian's or Sub-custodian's customers. Securities maintained with the Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

         6. Proxies, etc. If the Custodian shall receive any proxies, notices, reports or other



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communications relative to any of the Securities in the Account, the Custodian
shall as soon as practicable transmit to the Customer, or notify the Customer of the receipt of, such proxies, notices, reports or other communications. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in the Account, execute any form of proxy to vote thereon, or give any consent or take any similar action (except as provided in Section 2) with respect thereto.

         7.       Settlement Procedures.

Domestic Delivery Instructions for the Custodian are attached hereto as Exhibit
H.

         (a) The proceeds from the sale or exchange of Securities will be credited and the cost of such Securities purchased or acquired will be debited to the Account. Settlement and payment for Securities received for the Account and delivery of Securities maintained for the Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs. The Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         (b) The Custodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account, unless there are sufficient immediately available funds in the Account. The Customer agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the proceeds of the sale of the purchased securities).

         (c) Securities will be transferred, exchanged or delivered by the Custodian or a Sub-custodian upon receipt by the Custodian of Instructions which include all information required by the Custodian. Settlement and payment for Securities received for the Account and delivery of Securities out of the Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs.

         8. Notice for Trades In order to ensure proper settlement of trades, the Custodian requires notice via email or facsimile of any upcoming trade activity 3 business days prior to settlement and a completed Pending Trade Notice (attached hereto as Exhibit G) shall be received no later than 1 business days prior to settlement date for both book entry trades and physical trades. In the event that there are multiple trades for the same issue, a Pending Trade Notice must be completed as far as the Trade Type and Form, with an attached Excel Spreadsheet with the Security Description and all other trade information on the Notice for each bond.

         9. Instructions. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Exhibit C (i) in writing in the form of either Exhibit G or Exhibit I (including, without limitation, facsimile transmission) signed by such one or more person or persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name, title and specimen signature are attached hereto as Exhibit D (as such Exhibit D may be modified from time to time by the Customer's delivery to the Custodian of an updated version thereof); or (ii) which have been transmitted electronically through the Electronic-On-Line System; or (iii) a telephonic or oral communication by one or more persons as the Customer shall have from time to authorized to give the particular class of



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Instructions in question and whose name is attached hereto as part of Exhibit D;
or (iv) upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian agrees to accept. Instructions in the form of oral communications shall be confirmed by the Customer in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation.

         The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

         10. Standard of Care. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of Securities in the Account and in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder or under any Instructions. With respect to a Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by the Custodian's own failure to exercise reasonable care. In the event of any loss to the Customer by reason of the failure of the Custodian or its Sub-custodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         In the event the Customer subscribes to the Electric On-Line System, the Customer shall be fully responsible for the security of the Customer's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards and the Customer agrees to defend, indemnify and hold the Custodian harmless from and against any and all liabilities, losses, damages, costs, including attorneys' fees and every other expense of every nature incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by others on the Customer's premises.

         All collections of funds or other property paid or distributed in respect of Securities in the Account shall be made at the risk of the Customer. Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by its Sub-custodian of any payment, redemption or other transaction



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regarding Securities in the Account in respect of which the Custodian has agreed to take action as provided in Section 2 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions;
acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission, radioactivity or other acts of God.

         The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Customer by entities other than the Custodian prior to the Custodian's employment under this Agreement.

         The provisions of this section shall survive termination of this Agreement.

         11. Investment Limitations and Legal or Contractual Restrictions or Regulations. The Custodian shall not be liable to the Customer and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

         12. Fees and Expenses. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement, including if elected by the Customer the Electronic On-Line System, as may be mutually agreed upon in writing from time to time and the Custodian's out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) legal fees. The initial fee schedule is set forth in Exhibit E attached hereto. Such fees will not be abated by, nor shall the Custodian be required to account for, any profits or commissions received by the Custodian in connection with its provision of custody services under this Agreement. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in the Account and also agrees to hold the Custodian, its Sub-custodians, and their respective nominees harmless from any liability as record holder of Property in the Account. The Custodian is authorized to charge the Account for such items remaining due for 30 days after having been invoiced to the Customer. The provisions of this Section shall survive the termination of this Agreement.

         13. Amendment, Modifications, etc. No provisions of this Agreement may be amended modified or waived except in writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         14. Termination. This Agreement may be terminated by the Customer by sixty (60) days written notice or by the Custodian upon sixty (60) days' written notice; provided that notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities and Cash in the Account. If notice of termination is given by the Custodian, the Customer shall, within sixty (60) days following the giving of such notice, deliver to the



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Custodian a written notice specifying the names of the persons to whom the
Custodian shall deliver the Securities and Cash in the Account. The Custodian will deliver such Securities and pay such Cash to the persons so specified, after payment of any amounts which the Custodian determines to be owed to it under this Agreement. In addition, the Custodian may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. If within sixty (60) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of Illinois to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian's obligations shall be limited to safekeeping.

         15. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, email or facsimile addressed to such address as shall have been furnished by the receiving party and attached hereto as Exhibit C and (b) shall be deemed effective when received, or, in the case of a email and facsimile, when sent to the proper number and acknowledged by a proper confirmation.

         16. Security for Payment. Should the Customer fail to pay within 30 days after having been invoiced by the Custodian any amounts owed hereunder, the Custodian shall be entitled to use available Cash in the Account.

         17.      Representations and Warranties.

         (a) The Customer hereby represent and warrant to the Custodian that:

                  (i) the employment of the Custodian and the allocation of fees, expenses and other charges to the Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

                  (ii) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms; and

                  (iv) it will each deliver to the Custodian a duly executed Secretary's Certificate in the form of Exhibit F attached hereto or such other evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

         (b) The Custodian hereby represents and warrants to the Customer that:

                  (i) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms; and



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                  (iii) it will deliver to the Customer such evidence of such authorization as the Customer may reasonably require, whether by way of a certified resolution or otherwise.

         18. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of Illinois and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

         19. Submission to Jurisdiction. To the extent, if any, to which the Customer or any of its respective properties may be deemed to have or hereafter to acquire immunity, on the ground of sovereignty or otherwise, from judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, without limitation, attachment proceedings prior to judgment or in aid of execution) in any jurisdiction, the Customer hereby waives such immunity and agrees not to claim the same. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of Chicago, State of Illinois, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. The Customer further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail return receipt requested, postage prepaid, to the Customer at its address on the signature page hereof or in any other manner permitted by law, such service to become effective upon the earlier of
(i) the date received as evidenced by the appropriate signature on the return receipt requested card or (ii) any earlier date permitted by applicable law. Both parties agree to waive all rights to a jury trial.

         20. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, Customer, or any Sub-custodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section shall survive the termination of this Agreement.

         21. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

         22. Entire Agreement. This Agreement together with any exhibits attached hereto, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

         23. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

         24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or



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more counterparts have been signed and delivered by each of the parties hereto.

         25. Signature Authorization. The Customer Signatories appearing below are duly authorized officers or agents of the Customer. The Customer shall deliver to the Custodian a duly executed Secretary's Certificate in the form of Exhibit F hereto, or such other evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.


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         IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized signatories to execute this Agreement as of the date first written above.



                                             Allied Capital Corporation


                                             By:  /s/ Kelly A. Anderson
                                                -------------------------------

                                             Name:
                                             Title:


                                             LASALLE BANK NATIONAL
                                             ASSOCIATION, as Custodian

                                             By:   /s/  Koren E. Sumser
                                                -------------------------------

                                             Name:  Koren E. Sumser
                                             Title:  Assistant Vice President




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